HUDSON PACIFIC PROPERTIES, INC.
SECOND QUARTER 2014
Supplemental Operating and Financial Data

This Supplemental Operating and Financial Data contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. You should not rely on forward-looking statements as predictions of future events. Forward-looking statements involve numerous risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statement made by us. These risks and uncertainties include, but are not limited to: adverse economic and real estate developments in Southern and Northern California and the Pacific Northwest; decreased rental rates or increased tenant incentives and vacancy rates; defaults on, early terminations of, or non-renewal of leases by tenants; increased interest rates and operating costs; failure to generate sufficient cash flows to service our outstanding indebtedness; difficulties in identifying properties to acquire and completing acquisitions; failure to successfully integrate pending and recent acquisitions; failure to successfully operate acquired properties and operations; failure to maintain our status as a REIT under the Internal Revenue Code of 1986, as amended; possible adverse changes in laws and regulations; environmental uncertainties; risks related to natural disasters; lack or insufficient amount of insurance; inability to successfully expand into new markets or submarkets; risks associated with property development; conflicts of interest with our officers; changes in real estate and zoning laws and increases in real property tax rates; the consequences of any possible future terrorist attacks; and other risks and uncertainties detailed in our Annual Report on Form 10-K for the year ended December 31, 2013 filed with the Securities and Exchange Commission on March 3, 2013. You are cautioned that the information contained herein speaks only as of the date hereof and Hudson Pacific Properties, Inc. assumes no obligation to update any forward-looking information, whether as a result of new information, future events or otherwise. For a discussion of important risks related to Hudson Pacific Properties, Inc.’s business, and an investment in its securities, including risks that could cause actual results and events to differ materially from results and events referred to in the forward-looking information, see the discussion under the caption “Risk Factors” in Hudson Pacific Properties, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2013 filed with the Securities and Exchange Commission on March 3, 2014.

Hudson Pacific Properties, Inc.
Second Quarter 2014 Supplemental Operating and Financial Data

Hudson Pacific Properties, Inc.
Second Quarter 2014 Supplemental Operating and Financial Data

COMPANY BACKGROUND

CORPORATE 11601 Wilshire Boulevard, Sixth Floor, Los Angeles, California 90025 (310) 445-5700
BOARD OF DIRECTORS

Victor J. Coleman	Theodore R. Antenucci	Jonathan M. Glaser
Chairman of the Board, Chief Executive Officer and President Hudson Pacific Properties, Inc.	President and Chief Executive Officer, Catellus Development Corporation	Managing Member, JMG Capital Management LLC

Richard B. Fried	Mark D. Linehan	Robert M. Moran, Jr.
Managing Member, Farallon Capital Management, L.L.C.	President and Chief Executive Officer, Wynmark Company	Co-founder and Co-owner, FJM Investments LLC

Barry A. Porter		Patrick Whitesell
Managing General Partner, Clarity Partners L.P.		Co-Chief Executive, WME Entertainment

EXECUTIVE AND SENIOR MANAGEMENT

Victor J. Coleman	Mark T. Lammas	Christopher Barton
Chief Executive Officer and President	Chief Financial Officer	EVP, Operations and Development

Alexander Vouvalides	Dale Shimoda	Kay L. Tidwell
Chief Investment Officer	EVP, Finance	EVP, General Counsel and Secretary

Arthur X. Suazo	Harout Diramerian	Elva Hernandez
SVP, Leasing	Chief Accounting Officer	VP, Controller

Josh Hatfield	Drew Gordon	Gary Hansel
SVP, Northern California	SVP, Pacific Northwest	SVP, Southern California
INVESTOR RELATIONS
Addo Communications (310) 829-5400 Email Contact: lasseg@addocommunications.com Please visit our corporate Web site at: www.hudsonpacificproperties.com

Hudson Pacific Properties, Inc.
Second Quarter 2014 Supplemental Operating and Financial Data

CORPORATE DATA
(unaudited, $ in thousands, except per share data)
Hudson Pacific Properties, Inc. (NYSE: HPP) (also referred to herein as the “Company,” “we,” “us,” or “our”) is a full-service, vertically integrated real estate company focused on owning, operating and acquiring high-quality office properties in select growth markets primarily in Northern and Southern California and the Pacific Northwest. Our investment strategy is focused on high barrier-to-entry, in-fill locations with favorable, long-term supply-demand characteristics. These markets include Los Angeles, Orange County, San Diego, San Francisco, Silicon Valley, the East Bay, and Seattle, Washington, which we refer to as our target markets. This Supplemental Operating and Financial Data supplements the information provided in our reports filed with the Securities and Exchange Commission. We maintain a Web site at www.hudsonpacificproperties.com.

	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013
Number of office properties owned	26	26	24	24	21
Office properties square feet(1)	5,533,656	5,510,847	5,292,824	5,289,377	4,453,541
Stabilized office properties leased rate as of end of period(2)	94.6%	94.5%	95.4%	95.5%	95.2%
Stabilized office properties occupied rate as of end of period(2)(3)	90.9%	88.7%	90.1%	87.0%	92.9%
Number of media & entertainment properties owned	2	2	2	2	2
Media & entertainment square feet	884,193	884,193	884,193	884,193	884,193
Media & entertainment leased rate as of end of period(4)	69.9%	69.1%	69.9%	71.5%	73.1%
Number of land assets owned	6	6	4	4	5
Land assets square feet(5)	1,861,173	1,837,049	1,587,049	1,587,049	1,947,049
Market capitalization (in thousands):
Total debt(6)	$848,338	$822,684	$925,988	$885,288	$630,624
Series A Preferred Units	10,177	10,177	10,475	12,475	12,475
Series B Preferred Stock	145,000	145,000	145,000	145,000	145,000
Common equity capitalization(7)	1,759,364	1,601,290	1,308,517	1,149,374	1,257,485
Total market capitalization	$2,762,879	$2,579,151	$2,389,980	$2,192,137	$2,045,584
Debt/total market capitalization	30.7%	31.9%	38.7%	40.4%	30.8%
Series A preferred units & debt/total market capitalization	31.1%	32.3%	39.2%	41.0%	31.4%
Common stock data (NYSE:HPP):
Range of closing prices(8)	$ 22.32-25.91	$ 21.42-23.47	$ 19.03-22.29	$ 19.38-22.46	$ 20.04-23.99
Closing price at quarter end	$25.34	$23.07	$21.87	$19.45	$21.28
Weighted average fully diluted common stock\units outstanding (in thousands)(9)	69,422	66,558	59,220	59,094	59,091
Shares of common stock\units outstanding at end of period (in thousands)(10)	69,430	69,410	59,832	59,094	59,092
__________________________

(1)
Square footage for office properties has been determined by management based upon estimated leasable square feet, which may be less or more than the Building Owners and Managers Association, or BOMA, rentable area. Square footage may change over time due to remeasurement or releasing.

(2)	Stabilized office properties leased rate and occupied rate excludes the development, redevelopment, lease-up properties, and properties held-for-sale described on page 12.

(3)	Represents percent leased less signed leases not yet commenced.

(4)	Percent occupied for media and entertainment properties is the average percent leased for the 12 months ended as of the quarter indicated.

(5)	Square footage for land assets represents management’s estimate of developable square feet, the majority of which remains subject to receipt of entitlement approvals that have not yet been obtained.

(6)	Total debt excludes non-cash loan premium/discount.

(7)
Common equity capitalization represents the shares of common stock (including unvested restricted shares) and OP units outstanding multiplied by the closing price of our stock at the end of the period.

(8)	For the quarter indicated.

(9)
For the quarter indicated, diluted shares represent ownership in our Company through shares of common stock, OP Units and other convertible or exchangeable instruments. While our series A preferred units became exchangeable on June 29, 2013, the conversion of the series A preferred units into shares of our common stock would be anti-dilutive based on the average daily share price of our common stock over the quarter indicated, and therefore the fully diluted common stock\units do not include shares issuable upon exchange of our series A preferred units.

(10)
This amount represents fully diluted common stock and OP units (including unvested restricted stocks) as of the end of the quarter indicated. While our series A preferred units became exchangeable on June 29, 2013, the conversion of the series A preferred units into shares of our common stock would be anti-dilutive based on the average daily share price of our common stock over the quarter indicated, and therefore the fully diluted common stock\units do not include shares issuable upon exchange of our series A preferred units.

CONSOLIDATED FINANCIAL RESULTS

Hudson Pacific Properties, Inc.
Second Quarter 2014 Supplemental Operating and Financial Data

Consolidated Balance Sheets (Unaudited, $ in thousands, except share data)

	June 30, 2014	December 31, 2013
ASSETS
Total investment in real estate, net	$2,005,321	$1,906,825
Cash and cash equivalents	32,797	30,356
Restricted cash	17,682	16,750
Accounts receivable, net	8,986	8,909
Straight-line rent receivables	28,585	21,538
Deferred leasing costs and lease intangibles, net	107,919	111,398
Deferred finance costs, net	7,406	8,582
Interest rate contracts	14	192
Goodwill	8,754	8,754
Prepaid expenses and other assets	5,016	5,170
Assets associated with real estate held for sale	12,503	12,801
TOTAL ASSETS	$2,234,983	$2,131,275

LIABILITIES AND EQUITY
Notes payable	$852,524	$931,308
Accounts payable and accrued liabilities	20,294	27,490
Below-market leases, net	44,806	45,439
Security deposits	5,803	5,941
Prepaid rent	12,187	7,623
Interest rate contracts	1,370	—
Obligations associated with real estate held for sale	113	133
TOTAL LIABILITIES	$937,097	$1,017,934

6.25% series A cumulative redeemable preferred units of the Operating Partnership	10,177	10,475

EQUITY
Hudson Pacific Properties, Inc. stockholders’ equity:
Preferred stock, $0.01 par value, 10,000,000 authorized; 8.375% series B cumulative redeemable preferred stock, $25.00 liquidation preference, 5,800,000 shares outstanding at June 30, 2014 and December 31, 2013, respectively	$145,000	$145,000
Common stock, $0.01 par value, 490,000,000 authorized, 66,794,216 shares and 57,230,199 shares outstanding at June 30, 2014 and December 31, 2013, respectively	668	572
Additional paid-in capital	1,087,395	903,984
Accumulated other comprehensive loss	(2,313)	(997)
Accumulated deficit	(40,350)	(45,113)
Total Hudson Pacific Properties, Inc. stockholders’ equity	$1,190,400	$1,003,446
Non-controlling interest—members in Consolidated Entities	44,048	45,683
Non-controlling common units in the Operating Partnership	53,261	53,737
TOTAL EQUITY	$1,287,709	$1,102,866
TOTAL LIABILITIES AND EQUITY	$2,234,983	$2,131,275

Hudson Pacific Properties, Inc.
Second Quarter 2014 Supplemental Operating and Financial Data

Consolidated Statements of Operations (Unaudited, $ in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,

	2014	2013	2014	2013
Revenues
Office
Rental	$39,905	$29,286	$75,915	$56,090
Tenant recoveries	5,988	5,348	11,559	11,097
Parking and other	7,013	3,108	11,492	7,046
Total office revenues	$52,906	$37,742	$98,966	$74,233
Media & entertainment
Rental	$5,958	$5,417	$11,407	$11,185
Tenant recoveries	384	323	704	741
Other property-related revenue	2,811	3,708	6,445	8,198
Other	70	200	203	436
Total media & entertainment revenues	$9,223	$9,648	$18,759	$20,560
Total revenues	$62,129	$47,390	$117,725	$94,793
Operating expenses
Office operating expenses	$18,573	$14,079	$34,500	$27,425
Media & entertainment operating expenses	5,838	6,429	11,843	11,997
General and administrative	6,579	5,186	12,355	10,175
Depreciation and amortization	17,944	14,382	34,612	32,813
Total operating expenses	$48,934	$40,076	$93,310	$82,410
Income from operations	$13,195	$7,314	$24,415	$12,383
Other expense (income)
Interest expense	$6,445	$5,762	$12,969	$11,354
Interest income	(11)	(90)	(20)	(240)
Acquisition-related expenses	—	509	105	509
Other expenses	12	9	13	54
	$6,446	$6,190	$13,067	$11,677
Income from continuing operations	$6,749	$1,124	$11,348	$706
Net loss from discontinued operations	(60)	(4,552)	(126)	(3,817)
Net income (loss)	$6,689	$(3,428)	$11,222	$(3,111)
Net income attributable to preferred stock and units	(3,195)	(3,231)	(6,395)	(6,462)
Net income attributable to restricted shares	(69)	(79)	(138)	(158)
Net loss attributable to non-controlling interest in Consolidated Entities	61	291	104	281
Net (income) loss attributable to common units in the Operating Partnership	(121)	263	(168)	394
Net income (loss) attributable to Hudson Pacific Properties, Inc. common stockholders	$3,365	$(6,184)	$4,625	$(9,056)
Basic and diluted per share amounts:
Net income (loss) from continuing operations attributable to common stockholders	$0.05	$(0.03)	$0.07	$(0.10)
Net loss from discontinued operations	—	(0.08)	—	(0.07)
Net income (loss) attributable to common stockholders’ per share—basic and diluted	$0.05	$(0.11)	$0.07	$(0.17)
Weighted average shares of common stock outstanding—basic and diluted	66,485,639	56,075,747	65,063,596	54,140,594
Dividends declared per share of common stock	$0.125	$0.125	$0.250	$0.250

Hudson Pacific Properties, Inc.
Second Quarter 2014 Supplemental Operating and Financial Data

FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS (Unaudited, $ in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Funds From Operations (FFO)(1)
Net income (loss)	$6,689	$(3,428)	$11,222	$(3,111)
Adjustments:
Depreciation and amortization of real estate assets	17,835	14,382	34,503	32,813
Depreciation and amortization—discontinued operations	—	315	—	789
Impairment loss	—	5,435	—	5,435
FFO attributable to non-controlling interest in Consolidated Entities	(1,080)	(93)	(2,171)	(128)
Net income attributable to preferred stock and units	(3,195)	(3,231)	(6,395)	(6,462)
FFO to common stockholders and unit holders	$20,249	$13,380	$37,159	$29,336
Specified items impacting FFO:
Acquisition-related expenses	$—	$509	$105	$509
One-time consulting fee	1,111	—	1,946	—
Supplemental property tax savings	—	—	—	(797)
One-time lease termination revenue	(1,687)	—	(1,687)	(1,082)
One-time lease termination non-cash write-off	77	—	77	—
FFO (excluding specified items) to common stockholders and unit holders	$19,750	$13,889	$37,600	$27,966

Weighted average common stock/units outstanding—diluted	69,422	59,091	67,998	57,155
FFO per common stock/unit—diluted	$0.29	$0.23	$0.55	$0.51
FFO (excluding specified items) per common stock/unit—diluted	$0.28	$0.24	$0.55	$0.49

Adjusted Funds From Operations (AFFO)(1)
FFO	$20,249	$13,380	$37,159	$29,336
Adjustments:
Straight-line rent	(4,408)	(3,254)	(7,093)	(4,702)
Amortization of prepaid rent(2)	—	—	—	109
Amortization of above market and below market leases, net	(1,596)	(1,243)	(2,840)	(2,762)
Amortization of below market ground lease	62	62	124	124
Amortization of lease buy-out costs	80	15	133	37
Amortization of deferred financing costs and loan premium/discount, net	99	165	178	462
Recurring capital expenditures, tenant improvements and lease commissions	(13,689)	(20,832)	(20,918)	(36,305)
Non-cash compensation expense	1,978	1,786	3,255	3,512
AFFO	$2,775	$(9,921)	$9,998	$(10,189)

Dividends paid to common stock and unit holders	$8,679	$7,388	$17,355	$14,773
AFFO payout ratio	312.8%	(74.5)%	173.6%	(145.0)%
______________________________

(1)	See page 28 for Management’s Statements on Funds From Operations (FFO) and Adjusted Funds From Operations (AFFO).

(2)
Represents the difference between rental revenue recognize in accordance with accounting principles generally accepted in the United States (GAAP) based on the amortization of the prepaid rent liability relating to the KTLA lease at our Sunset Bronson property compared to scheduled cash rents received in connection with such prepayment.

Hudson Pacific Properties, Inc.
Second Quarter 2014 Supplemental Operating and Financial Data

DEBT SUMMARY
(In thousands)
The following table sets forth information with respect to our outstanding indebtedness as of June 30, 2014.

			Annual		Balance at
Debt	Outstanding	Interest Rate(1)	Debt Service(1)	Maturity Date	Maturity
Unsecured Revolving Credit Facility	$80,000	LIBOR+1.55% to 2.20%	$—	8/3/2016	$80,000
Mortgage loan secured by 6922 Hollywood Boulevard(2)	39,915	5.58%	3,230	1/1/2015	39,426
Mortgage loan secured by 275 Brannan	15,000	LIBOR+2.00%	—	10/5/2015	15,000
Mortgage loan secured by Pinnacle II(3)	87,982	6.313%	6,754	9/6/2016	85,301
Mortgage loan secured by 901 Market(4)	49,600	LIBOR+2.25%	—	10/31/2016	49,600
Mortgage loan secured by Element LA(5)	13,355	LIBOR+1.95%		11/1/2017	13,355
Mortgage loan secured by Sunset Gower/Sunset Bronson(6)	97,000	LIBOR+2.25%	—	2/11/2018	97,000
Mortgage loan secured by Rincon Center(7)	105,128	5.134%	7,195	5/1/2018	97,673
Mortgage loan secured by First & King(8)	95,000	LIBOR+1.60%	—	8/31/2018	90,188
Mortgage loan secured by Met Park North(9)	64,500	LIBOR+1.55%	—	8/1/2020	64,500
Mortgage loan secured by First Financial(10)	42,775	4.58%	2,639	2/1/2022	36,799
Mortgage loan secured by 10950 Washington(11)	29,083	5.316%	2,003	3/11/2022	24,632
Mortgage loan secured by Pinnacle I(12)	129,000	3.954%	5,172	11/7/2022	117,190
Subtotal	$848,338
Unamortized loan premium, net(13)	4,186
Total	$852,524
______________________________

(1)	Interest rate with respect to indebtedness is calculated on the basis of a 360-day year for the actual days elapsed, excluding the amortization of loan fees and costs.

(2)	This loan was assumed on November 22, 2011 in connection with the closing of our acquisition of the 6922 Hollywood Boulevard property. This loan is amortizing based on a 30-year amortization schedule.

(3)
This loan was assumed on June 14, 2013 in connection with the contribution of the Pinnacle II property to the Company’s joint venture with M. David Paul & Associates/Worthe Real Estate Group. This loan bore interest only for the first five years. Beginning with the payment due October 6, 2011, monthly debt service includes annual debt amortization payments based on a 30-year amortization schedule.

(4)
On October 29, 2012, we obtained a loan for our 901 Market property pursuant to which we borrowed $49,600 upon closing, with the ability to draw up to an additional $11,900 for budgeted base building, tenant improvements, and other costs associated with the renovation and lease-up of that property.

(5)
We have the ability to draw up to $65,500 for budgeted site-work, construction of a parking garage, base building, tenant improvement, and leasing commission costs associated with the renovation and lease-up of the property.

(6)
On March 16, 2011, we purchased an interest rate cap in order to cap one-month LIBOR at 3.715% with respect to $50,000 of the loan through February 11, 2016. On January 11, 2012 we purchased an interest rate cap in order to cap one-month LIBOR at 2.00% with respect to $42,000 of the loan through February 11, 2016. Effective August 22, 2013, the terms of this loan were amended to increase the outstanding balance from $92,000 to $97,000, reduce the interest rate from LIBOR plus 3.50% to LIBOR plus 2.25%, and extend the maturity date from February 11, 2016 to February 11, 2018.

(7)	This loan is amortizing based on a 30-year amortization schedule.

(8)
This loan bears interest only for the first two years. Beginning with the payment due August 1, 2015, monthly debt service will include annual debt amortization payments of $1,604 based on a 30-year amortization schedule.

(9)
This loan bears interest only at a rate equal to one-month LIBOR plus 1.55%. The full loan amount is subject to an interest rate contract that swapped one-month LIBOR to a fixed rate of 2.1644% through the loan’s maturity on August 1, 2020.

(10)	Beginning with the payment made March 1, 2014, monthly debt service includes annual debt amortization payments based on a 30-year amortization schedule.

(11)	This loan is amortizing based on a 30-year amortization schedule.

(12)
This loan bears interest only for the first five years. Beginning with the payment due December 6, 2017, monthly debt service will include annual debt amortization payments based on a 30-year amortization schedule, for total annual debt service of $7,349.

(13)	Represents unamortized amount of the non-cash mark-to-market adjustment on debt associated with 6922 Hollywood Boulevard and Pinnacle II.

PORTFOLIO DATA

Hudson Pacific Properties, Inc.
Second Quarter 2014 Supplemental Operating and Financial Data

STABILIZED OFFICE SUMMARY(1)

		Percent of Total	Percent Occupied(3)	Percent Leased(3)	Annualized Base Rent(4)	Annualized Base Rent Per Square Foot(4)	Monthly Rent Per Square Foot
Location	Square Feet(2)
SAME-STORE
San Francisco
Rincon Center	580,850	13.9%	77.9%	90.0%	$18,545,731	$41.01	$3.42
1455 Market Street	1,025,833	24.6	93.0	99.4	23,216,345	24.32	2.03
875 Howard Street	286,270	6.9	99.4	99.4	7,317,274	25.72	2.14
222 Kearny Street	148,797	3.6	87.4	87.4	4,847,751	37.27	3.11
625 Second Street	138,080	3.3	73.8	73.8	4,695,138	46.09	3.84
Subtotal	2,179,830	52.2%	88.2%	94.5%	$58,622,239	$30.48	$2.54
Los Angeles
First Financial	222,423	5.3%	95.3%	95.3%	$7,249,273	$34.19	$2.85
Technicolor Building	114,958	2.8	100.0	100.0	4,549,302	39.57	3.30
Del Amo Office Building	113,000	2.7	100.0	100.0	3,069,070	27.16	2.26
9300 Wilshire	61,224	1.5	95.3	95.3	2,413,407	41.36	3.45
10950 Washington	159,024	3.8	100.0	100.0	5,334,853	33.55	2.80
604 Arizona	44,260	1.1	100.0	100.0	1,832,630	41.41	3.45
6922 Hollywood	205,523	4.9	92.2	92.2	8,150,653	43.02	3.59
10900 Washington	9,919	0.2	100.0	100.0	443,457	44.71	3.73
Pinnacle I	393,777	9.4	90.7	95.3	14,926,529	41.79	3.48
Subtotal	1,324,108	31.7%	95.0%	96.4%	$47,969,174	$38.13	$3.18
Total Same-Store	3,503,938	83.9%	90.8%	95.2%	$106,591,413	$33.51	$2.79
NON-SAME-STORE
Seattle
Met Park North	190,748	4.6%	95.4%	95.4%	$4,732,958	$26.01	$2.17
Merrill Place	193,153	4.6	76.4	76.4	3,734,065	25.30	2.11
Subtotal	383,901	9.2%	85.8%	85.8%	$8,467,023	$25.70	$2.14
San Francisco
275 Brannan Street	54,673	1.3%	100.0%	100.0%	$2,984,599	$54.59	$4.55
Subtotal	54,673	1.3%	100.0%	100.0%	$2,984,599	$54.59	$4.55
Los Angeles
Pinnacle II	231,864	5.6%	99.2%	99.2%	$8,789,091	$38.21	$3.18
Subtotal	231,864	5.6%	99.2%	99.2%	$8,789,091	$38.21	$3.18
Total Non-Same-Store	670,438	16.1%	91.6%	91.6%	$20,240,713	$32.96	$2.75
TOTAL	4,174,376	100.0%	90.9%	94.6%	$126,832,126	$33.42	$2.78
_____________________________

(1)
Our stabilized portfolio excludes undeveloped land, development and redevelopment properties currently under construction or committed for construction, “lease-up” properties and properties “held-for-sale”. As of June 30, 2014, we had no office development property under construction, four office redevelopment properties (Element LA, 3401 Exposition, 3402 Pico and 1861 Bundy) under construction, three lease-up properties (901 Market Street, First & King and Northview) and one property held-for-sale (Tierrasanta). We define “lease-up” properties as properties we recently purchased, developed, or redeveloped that have not yet reached 92% occupancy and are within one year following purchase and cessation of major construction activities, as applicable.

(2)
Square footage for office properties has been determined by management based upon estimated leasable square feet, which may be less or more than the Building Owners and Managers Association, or BOMA, rentable area. Square footage may change over time due to remeasurement or releasing.

(3)
Percent occupied for office properties is calculated as (i) square footage under commenced leases as of June 30, 2014, divided by (ii) total square feet, expressed as a percentage. Percent leased for office properties includes uncommenced leases.

(4)
Rent data for our office properties is presented on an annualized basis. Annualized base rent for office properties is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) under commenced leases as of June 30, 2014, by (ii) 12. Annualized base rent per square foot for the office properties is calculated as (i) annualized base rent divided by (ii) square footage under commenced leases as of June 30, 2014. Annualized base rent does not reflect tenant reimbursements.

Hudson Pacific Properties, Inc.
Second Quarter 2014 Supplemental Operating and Financial Data

DEVELOPMENT, REDEVELOPMENT, LEASE-UP PROPERTIES, AND PROPERTIES HELD-FOR-SALE SUMMARY(1)

		Percent of Total	Percent Occupied(3)	Percent Leased(3)	Annualized Base Rent(4)	Annualized Base Rent Per Square Foot(4)	Monthly Rent Per Square Foot
Location	Square Feet(2)
REDEVELOPMENT
Los Angeles
Element LA (5)	247,545	18.2%	—%	100.0%	$—	$—	$—
3401 Exposition (6)	63,376	4.7%	—%	100.0%	$—	$—	$—
1861 Bundy(5)	36,492	2.7%	—%	100.0%	$—	$—	$—
3402 Pico	39,136	2.9%	—%	—%	$—	$—	$—
Total Redevelopment	386,549	28.4%	—%	89.9%	$—	$—	$—

LEASE-UP
Seattle
First & King	472,223	34.7%	90.8%	95.7%	$9,267,091	$21.62	$1.80
Northview	182,009	13.4	83.4	83.4	3,164,826	20.86	1.74
Subtotal	654,232	48.1%	88.7%	92.3%	$12,431,917	$21.42	$1.78

San Francisco
901 Market Street	206,199	15.2%	58.1%	80.3%	$5,077,196	$42.34	$3.53
Subtotal	206,199	15.2%	58.1%	80.3%	$5,077,196	$42.34	$3.53
Total Lease-up	860,431	63.3%	81.4%	89.4%	$17,509,113	$25.00	$2.08

HELD-FOR-SALE
San Diego
Tierrasanta	112,300	8.3%	83.7%	83.7%	$1,341,003	$14.26	$1.19
Total Held-for-Sale	112,300	8.3%	83.7%	83.7%	$1,341,003	$14.26	$1.19

TOTAL	1,359,280	100.0%	58.4%	89.1%	$18,850,116	$23.73	$1.98
______________________________

(1)
Excludes stabilized properties. As of June 30, 2014, we had no office development property under construction, four office redevelopment properties (Element LA, 3401 Exposition, 3402 Pico and 1861 Bundy) under construction, three lease-up properties (901 Market Street, First & King and Northview) and one property held-for-sale (Tierrasanta). We define “lease-up” properties as properties we recently purchased, developed, or redeveloped that have not yet reached 92% occupancy and are within one year following purchase and cessation of major construction activities, as applicable.

(2)
Square footage for office properties has been determined by management based upon estimated leasable square feet, which may be less or more than the Building Owners and Managers Association, or BOMA, rentable area. Square footage may change over time due to remeasurement or releasing.

(3)
Percent occupied for office properties is calculated as (i) square footage under commenced leases as of June 30, 2014, divided by (ii) total square feet, expressed as a percentage. Percent leased for office properties includes uncommenced leases.

(4)
Rent data for our office properties is presented on an annualized basis. Annualized base rent for office properties is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) under commenced leases as of June 30, 2014, by (ii) 12. Annualized base rent per square foot for the office properties is calculated as (i) annualized base rent divided by (ii) square footage under commenced lease as of June 30, 2014. Annualized base rent does not reflect tenant reimbursements.

(5)
Element LA and 1861 Bundy are subject to a 15-year lease with Riot Games Inc. for all 284,037 combined square feet. The lease was executed on November 4, 2013. Commencement of the lease is scheduled for the second quarter of 2015.

(6)
3401 Exposition is subject to a 12-year lease with Deluxe Entertainment Services Inc. for all 63,376 square feet. The lease was executed on October 22, 2013. Commencement of the lease is scheduled for the early fourth quarter of 2014.

Hudson Pacific Properties, Inc.
Second Quarter 2014 Supplemental Operating and Financial Data

LAND PROPERTIES SUMMARY

Location	Square Feet(1)	Percent of Total
Seattle
Merrill Place	140,000	7.5%
Subtotal	140,000	7.5%

Los Angeles
Sunset Bronson - Lot A	273,913	14.7%
Icon	413,000	22.2
Sunset Gower - Redevelopment	423,396	22.7
Element LA	500,000	26.9
3402 Pico	110,864	6.0
Subtotal	1,721,173	92.5%

TOTAL	1,861,173	100.0%
______________________________

(1)	Square footage for land assets represents management’s estimate of developable square feet, the majority of which remains subject to entitlement approvals that have not yet been obtained.

Hudson Pacific Properties, Inc.
Second Quarter 2014 Supplemental Operating and Financial Data

MEDIA & ENTERTAINMENT PORTFOLIO SUMMARY

Property	Square Feet(1)	Percent of Total	Percent Leased(2)	Annual Base Rent(3)	Annual Base Rent Per Leased Square Foot(4)
Sunset Gower	570,470	64.5%	64.0%	$11,798,842	$32.33
Sunset Bronson	313,723	35.5	80.8	9,228,979	36.42

TOTAL	884,193	100.0%	69.9%	$21,027,821	$34.00
______________________________

(1)
Square footage for media and entertainment properties has been determined by management based upon estimated gross square feet which, may be less or more than BOMA rentable area. Square footage may change over time due to remeasurement or releasing.

(2)	Percent leased for media and entertainment properties is the average percent leased for the 12 months ended June 30, 2014.

(3)	Annual base rent for media and entertainment properties reflects actual base rent for the 12 months ended June 30, 2014, excluding tenant reimbursements.

(4)	Annual base rent per leased square foot for the media and entertainment properties is calculated as (i) annual base rent divided by (ii) square footage under lease as of June 30, 2014.

Hudson Pacific Properties, Inc.
Second Quarter 2014 Supplemental Operating and Financial Data

CURRENT VALUE CREATION DEVELOPMENT PROJECTS
(Unaudited, $ in thousands, except square feet)

		Estimated Construction Period					Project Costs(1)
Location		Start Date	Estimated Completion Date	Estimated Stabilization Date(2)	Estimated Rentable Square Feet(3)	Total %Leased	Total Project Costs as of 6/30/2014	Total Estimated Project Costs	Estimated Initial Stabilized Yield on Project Costs(4)
UNDER CONSTRUCTION
Los Angeles
3401 Exposition(5)	Santa Monica	Q2-2013	Q4-2014	Q4-2014	63,376	100.0%	$32.3	$38.2	7.4%
Element LA/ 1861 Bundy(6)	Los Angeles	Q3-2013	Q2-2015	Q2-2015	284,037	100.0	$143.5	$192.0	8.0%
Total Under Construction					347,413	100.0%	$175.8	$230.2

FUTURE DEVELOPMENT PIPELINE
Los Angeles
Icon	Hollywood	Q4-2014	Q4-2016	Q3-2018	413,000	N/A	N/A	TBD	TBD
Sunset Bronson - Lot A	Hollywood	TBD	TBD	TBD	273,913	N/A	N/A	TBD	TBD
Sunset Gower - Redevelopment	Hollywood	TBD	TBD	TBD	423,396	N/A	N/A	TBD	TBD
Element LA	Los Angeles	TBD	TBD	TBD	500,000	N/A	N/A	TBD	TBD
3402 Pico(7)	Santa Monica	TBD	TBD	TBD	150,000	N/A	N/A	TBD	TBD

Seattle
Merrill Place	Seattle	TBD	TBD	TBD	140,000	N/A	N/A	TBD	TBD
Total Future Development Pipeline					151,750	N/A	N/A	TBD	TBD
______________________________

(1)	Project costs exclude interest costs capitalized in accordance with Accounting Standards Codification ("ASC") 835-20-50-1 and personnel costs capitalized in accordance with ASC 970-360-25.

(2)	Based on management’s estimate of stabilized occupancy (92%).

(3)
Square footage for office properties has been determined by management based upon estimated leasable square feet, which may be less or more than the Building Owners and Managers Association, or BOMA, rentable area. Square footage may change over time due to remeasurement or releasing.

(4)
Estimated initial stabilized yield on project costs is calculated as the quotient of the estimated amounts of NOI and our investment in the property once the project has reached stabilized occupancy (92%) and initial rental concessions, if any, have elapsed. Our estimated initial stabilized yield excludes the impact of leverage. Our cash rents related to our value-creation projects are expected to increase over time and our average cash yields are expected, in general, to be greater than our estimated initial stabilized yields on a cash basis. Our estimates for initial cash yields, and total costs at completion, represent our initial estimates at the commencement of the project. We expect to update this information upon completion of the project, or sooner if there are significant changes to the expected project yields or costs.

(5)
3401 Exposition is subject to a 12-year lease with Deluxe Entertainment Services Inc. for all 63,376 square feet. The lease was executed on October 22, 2013. Commencement of the lease is scheduled for the fourth quarter of 2014.

(6)
Element LA and 1861 Bundy are subject to a 15-year lease with Riot Games, Inc. for all 284,037 combined square feet. The lease was executed on November 4, 2013. Commencement of the lease is scheduled for the second quarter of 2015.

(7)	Estimated rentable square feet for 3402 Pico includes 39,136 square foot existing vacant building.

Hudson Pacific Properties, Inc.
Second Quarter 2014 Supplemental Operating and Financial Data

SAME-STORE ANALYSIS(1)
(Unaudited, $ in thousands)

	Three Months Ended June 30,				Six Months Ended June 30,
	2014		2013	% change	2014		2013		% change
Same-store office statistics(2)
Number of properties	14		14		14		14
Rentable square feet	3,503,938		3,488,943		3,496,497		3,488,943
Ending % leased	95.2%		94.9%	0.3%	95.2%		94.9%		0.3%
Ending % occupied	90.8%		92.7%	(2.0)%	90.8%		92.7%		(2.0)%
Average % occupied for the period	90.6%		92.4%	(1.9)%	88.0%		90.6%		(2.9)%

Same-store media statistics(3)
Number of properties	2		2		2		2
Rentable square feet	884,193		884,193		884,193		884,193
Average % occupied for the period	70.8%		67.4%	104.9%	69.6%		69.5%		0.1%

SAME-STORE ANALYSIS - GAAP BASIS

	Three Months Ended June 30,				Six Months Ended June 30,
	2014		2013	% change	2014		2013		% change
Same-store net operating income — GAAP basis
Total office revenues	$35,433	(4)	$33,269	6.5%	$67,650	(4)	$65,774	(5)	2.9%
Total media revenues	9,223		9,648	(4.4)	18,759		20,560		(8.8)
Total revenues	$44,656		$42,917	4.1%	$86,409		$86,334		0.1%

Total office expense	$13,620		$13,178	3.4%	$26,136		$25,300		3.3%
Total media expense	5,837		6,429	(9.2)	11,843		12,794	(6)	(7.4)
Total property expense	$19,457		$19,607	(0.8)%	$37,979		$38,094		(0.3)%

Same-store office net operating income — GAAP basis	$21,813		$20,091	8.6%	$41,514		$40,474		2.6%
NOI Margin	61.6%		60.4%	2.0%	61.4%		61.5%		(0.2)%
Same-store media net operating income — GAAP basis	$3,386		$3,219	5.2%	$6,916		$7,766		(10.9)%
NOI Margin	36.7%		33.4%	9.9%	36.9%		37.8%		(2.4)%
Same-store total property net operating income — GAAP basis	$25,199		$23,310	8.1%	$48,430		$48,240		0.4%
NOI Margin	56.4%		54.3%	3.9%	56.0%		55.9%		0.2%
______________________________

(1)	“Same-store” defined as all of the properties owned and included in our stabilized portfolio as of January 1, 2013 and still owned and included in the stabilized portfolio as of June 30, 2014.

(2)	See page 11 for same-store office properties.

(3)	See page 14 for same-store media properties.

(4)	Amount excludes a one-time $1,610 early lease termination fee income disclosed in the Q2-2014 earnings release.

(5)	Amount excludes a one-time $1,082 early lease termination fee income disclosed in the Q1-2013 earnings release.

(6)	Amount excludes a one-time $797 property tax savings disclosed in the Q1-2013 earnings release.

Hudson Pacific Properties, Inc.
Second Quarter 2014 Supplemental Operating and Financial Data

SAME-STORE ANALYSIS(1) - CONTINUED
(Unaudited, $ in thousands)

SAME-STORE ANALYSIS - CASH BASIS

	Three Months Ended June 30,				Six Months Ended June 30,
	2014		2013	% change	2014		2013		% change
Same-store net operating income — Cash basis
Total office revenues	$31,092	(2)	$29,970	3.7%	$61,064	(2)	$60,946	(3)	0.2%
Total media revenues	9,212		9,639	(4.4)	18,759		20,544		(8.7)
Total revenues	$40,304		$39,609	1.8%	$79,823		$81,490		(2.0)%

Total office expense	$13,558		$13,116	3.4%	$26,012		$25,176		3.3%
Total media expense	5,837		6,429	(9.2)	11,843		12,794	(4)	(7.4)
Total property expense	$19,395		$19,545	(0.8)%	$37,855		$37,970		(0.3)%

Same-store office net operating income — Cash basis	$17,534		$16,854	4.0%	$35,052		$35,770		(2.0)%
NOI Margin	56.4%		56.2%	0.4%	57.4%		58.7%		(2.2)%
Same-store media net operating income — Cash basis	$3,375		$3,210	5.1%	$6,916		$7,750		(10.8)%
NOI Margin	36.6%		33.3%	9.9%	36.9%		37.7%		(2.1)%
Same-store total property net operating income — Cash basis	$20,909		$20,064	4.2%	$41,968		$43,520		(3.6)%
NOI Margin	51.9%		50.7%	2.4%	52.6%		53.4%		(1.5)%
______________________________

(1)	“Same store” defined as all of the properties owned and included in our stabilized portfolio as of January 1, 2013 and still owned and included in the stabilized portfolio as of June 30, 2014.

(2)	Amount excludes a one-time $1,610 early lease termination fee income disclosed in the Q2-2014 earnings release.

(3)	Amount excludes a one-time $1,082 early lease termination fee income disclosed in the Q1-2013 earnings release.

(4)	Amount excludes a one-time $797 property tax savings disclosed in the Q1-2013 earnings release.

Hudson Pacific Properties, Inc.
Second Quarter 2014 Supplemental Operating and Financial Data

RECONCILIATION OF SAME-STORE PROPERTY NET OPERATING INCOME TO GAAP NET INCOME (LOSS)
(Unaudited, $ in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Reconciliation to net income
Same-store office revenues — Cash basis	$31,092	$29,970	$61,064	$60,946
GAAP adjustments to office revenues — Cash basis	4,340	3,299	6,586	4,828
Early lease termination fee adjustment to office revenues	1,610	—	1,610	1,082
Same-store office revenues — GAAP basis	$37,042	$33,269	$69,260	$66,856

Same-store media revenues — Cash basis	$9,212	$9,639	$18,759	$20,544
GAAP adjustments to media revenues — Cash basis	11	9	—	16
Same-store media revenues — GAAP basis	$9,223	$9,648	$18,759	$20,560

Same-store property revenues — GAAP basis	$46,265	$42,917	$88,019	$87,416

Same-store office expenses — Cash basis	$13,558	$13,116	$26,012	$25,176
GAAP adjustments to office expenses — Cash basis	62	62	124	124
Same-store office expenses — GAAP basis	$13,620	$13,178	$26,136	$25,300

Same-store media expenses — Cash basis	$5,837	$6,429	$11,843	$12,794
Property tax savings adjustment to media expenses	—	—	—	(797)
Same-store media expenses — GAAP basis	$5,837	$6,429	$11,843	$11,997

Same-store property expenses — GAAP basis	$19,457	$19,607	$37,979	$37,297

Same-store net operating income — GAAP basis	$26,808	$23,310	$50,040	$50,119
Non-Same Store GAAP net operating income	10,910	3,572	21,342	5,252
General and administrative	(6,579)	(5,186)	(12,355)	(10,175)
Depreciation and amortization	(17,944)	(14,382)	(34,612)	(32,813)
Income from operations	$13,195	$7,314	$24,415	$12,383
Interest expense	(6,445)	(5,762)	(12,969)	(11,354)
Interest income	11	90	20	240
Acquisition-related expenses	—	(509)	(105)	(509)
Other expense	(12)	(9)	(13)	(54)
Impairment loss from discontinued operations	—	883	—	1,618
Net loss from discontinued operations	(60)	(5,435)	(126)	(5,435)
Net income (loss)	$6,689	$(3,428)	$11,222	$(3,111)

Hudson Pacific Properties, Inc.
Second Quarter 2014 Supplemental Operating and Financial Data

NET OPERATING INCOME DETAIL
Three Months Ended June 30, 2014
(Unaudited, $ in thousands)

	Same Store Office Properties(1)	Non-Same Store Office Properties(2)	Development/ Redevelopment(3)	Lease-Up Properties(4)	Held-for-Sale(5)	Media & Entertainment(6)	Total Properties
Revenue
Rents
Cash	$22,081	$5,220	$—	$4,498	$351	$5,947	$38,097
GAAP Revenue	4,340	728	—	1,076	—	11	6,155
Total Rents	$26,421	$5,948	$—	$5,574	$351	$5,958	$44,252

Tenant Reimbursements	$3,428	$833	$(31)	$1,589	$101	$384	$6,304
Parking and Other	5,584	928	19	481	1	2,881	9,894
Total Revenue	$35,433	$7,709	$(12)	$7,644	$453	$9,223	$60,450

Property Operating Expenses	13,620	2,136	71	2,493	155	5,838	24,313
Property GAAP Net Operating Income	$21,813	$5,573	$(83)	$5,151	$298	$3,385	$36,137

Square Feet	3,503,938	670,438	386,549	860,431	112,300	884,193	6,417,849
Ending % Leased	95.2%	91.6%	89.9%	89.4%	83.7%	69.9%
Ending % Occupied	90.8%	91.6%	—%	81.4%	83.7%	69.9%
NOI Margin	61.6%	72.3%				36.7%
Property GAAP Net Operating Income	$21,813	$5,573	$(83)	$5,151	$298	$3,385	$36,137
Less : GAAP Revenue	(4,340)	(728)	—	(1,076)	—	(11)	(6,155)
Add : GAAP Expense	62	—	—	—	—	11	73
Property Cash Net Operating Income	$17,535	$4,845	$(83)	$4,075	$298	$3,385	$30,055

Net Income Reconciliation	Q2-2014
Property GAAP Net Operating Income	$36,137
One-time lease termination fee (7)	1,610
Other intercompany eliminations	(29)
Total GAAP Net Operating Income	$37,718
General and administrative	(6,579)
Depreciation and amortization	(17,944)
Income from Operations	$13,195	(1) See page 11 for same-store office properties.
Interest expense	(6,445)	(2) See page 11 for non-same-store properties.
Interest income	11	(3) See page 12 for development/redevelopment properties.
Acquisition-related expenses	—	(4) See page 12 for lease-up properties.
Other expenses (income)	(12)	(5) See page 12 for held-for-sale properties.
Discontinued operations	(60)	(6) See page 14 for same-store media properties.
Net Income	$6,689	(7) Amount excludes a one-time $1,610 early lease termination fee income disclosed in the Q2-2014 earnings release.

Hudson Pacific Properties, Inc.
Second Quarter 2014 Supplemental Operating and Financial Data

OFFICE PORTFOLIO LEASING ACTIVITY

	Three Months Ended	Six Months Ended
	June 30, 2014	June 30, 2014
Total Gross Leasing Activity
Rentable square feet	266,724	295,738
Gross New Leasing Activity
Rentable square feet	250,379	257,751
New cash rate	$45.35	$45.15
Gross Renewal Leasing Activity
Rentable square feet	16,345	37,987
Renewal cash rate	$34.33	$36.41
Total Leases Expired and Terminated
Contractual (scheduled) expiration (square feet)	41,374	62,759
Early termination (square feet)	39,057	246,741
Total	80,431	309,500
Net Absorption
Leased rentable square feet	169,948	(51,749)
Cash Rent Growth(1)
Expiring rate	$19.30	$20.87
New/renewal rate	$46.91	$45.69
Change	143.1%	118.9%
Straight-Line Rent Growth(2)
Expiring Rate	$18.28	$19.78
New/renewal rate	$51.20	$49.98
Change	180.0%	152.7%
Weighted Average Lease Terms
New (in months)	97	96
Renewal (in months)	26	17

Tenant Improvements and Leasing Commissions(3)	Lease Transaction Costs Per Square Foot
	Three Months Ended		Six Months Ended
	June 30, 2014		June 30, 2014
	Total	Annual	Total	Annual
New leases	$62.13	$7.67	$60.76	$7.58
Renewal leases	$1.31	$0.61	$0.86	$0.61
Blended	$48.58	$6.28	$53.06	$7.40
______________________________

(1)
Represents a comparison between initial stabilized cash rents on new and renewal leases as compared to the expiring cash rents in the same space. New leases are only included if the same space was leased within the previous 12 months.

(2)
Represents a comparison between initial straight-line rents on new and renewal leases as compared to the straight-line rents on expiring leases in the same space. New leases are only included if the same space was leased within the previous 12 months.

(3)	Represents per square foot weighted average lease transaction costs based on the lease executed in the current quarter in our properties.

Hudson Pacific Properties, Inc.
Second Quarter 2014 Supplemental Operating and Financial Data

OFFICE PORTFOLIO UNCOMMENCED LEASES DETAIL
	New/Renewal Lease Terms									Expiring Lease Terms
Property	SF(1)	Estimated Lease Start Date(2)	Free Rent Period(3)	Estimated Rent Start Date(2)	Starting Base Rents(4)	New Lease Recovery Structure(5)	Term In Months	Estimated Lease Expiration Date(2)	TI + LC	Square Footage Subject to Backfill	Expiring Base Rents(6)		Estimated Expiring Lease Expiration Date(2)		Expiring Lease Recovery Structure(5)
Same Store Office
Rincon Center	76,004	8/1/2014	9	5/1/2015	$46.00	MG3	132	7/31/2025	$83.56	70,419	$35.68	(7)	12/11/2013	(7)	FSG
Rincon Center	2,868	8/1/2015	9	5/1/2016	$47.00	MG3	120	7/31/2025	$83.56	2,851	$50.15		7/14/2015		FSG
Rincon Center	4,144	5/1/2017	9	2/1/2018	$48.00	MG3	99	7/31/2025	$83.56	4,144	$37.15		4/14/2017		FSG
1455 Market	2,157	7/1/2014	7	2/1/2015	$30.00	MG2	111	9/27/2023	$79.00	N/A	N/A		N/A		N/A
1455 Market	24,438	8/18/2014	3	8/18/2014	$46.00	MG2	84	8/31/2021	$72.55	25,474	$12.36		12/31/2012		NNN
1455 Market	24,270	9/26/2014	—	9/26/2014	$42.00	MG2	113	2/29/2024	$67.18	N/A	N/A		N/A		N/A
1455 Market	9,858	9/26/2014	—	9/26/2014	$42.00	MG2	113	2/29/2024	$66.96	14,533	$12.73		12/31/2013		NNN
1455 Market	4,506	11/28/2014	—	11/28/2014	$42.00	MG2	111	2/29/2024	$66.96	4,506	$12.73		12/31/2013		NNN
1455 Market	91,800	4/1/2015	—	4/1/2015	$46.00	MG2	107	2/29/2024	$66.96	95,680	$12.03		10/31/2014		NNN
Pinnacle I	17,928	1/1/2015	11	1/1/2015	$42.00	FSG	120	12/31/2024	$47.00	N/A	N/A		N/A		N/A
Development/Redevelopment
Element LA	284,037	4/1/2015	15	10/1/2015	$52.67	NNN	180	3/31/2030	$103.00	N/A	N/A		N/A		N/A
3401 Exposition	63,376	10/1/2014	3	10/1/2014	$40.20	NNN	144	9/30/2026	$116.04	N/A	N/A		N/A		N/A
Lease-Up Assets
First & King	24,646	10/1/2014	2	12/1/2014	$32.00	MG1	84	9/30/2021	$78.25	N/A	N/A		N/A		N/A
901 Market	45,739	10/9/2014	3	10/9/2014	$58.50	MG1	84	10/8/2021	$78.00	43,364	$29.54		12/31/2013		NNN
______________________________

(1)
Square footage for office properties has been determined by management based upon estimated leasable square feet, which may be less or more than the Building Owners and Managers Association, or BOMA, rentable area. Square footage may change over time due to remeasurement or releasing.

(2)	Represents management's estimate for each date based on lease terms and estimates for decommissioning space and constructing tenant improvements, as applicable.

(3)	Free Rent is defined as the number of partial or full months tenant is not obligated to pay base rent payments. Free Rent can be applied (i) over the term of the lease, or (ii) at lease commencement.

(4)
Stated per leased square foot. For uncommenced leases, calculated by dividing the product of (i) monthly base rental payments (defined as cash base rents (before abatements)) as of the lease commencement date, and (ii) 12, by (iii) the leased square footage. For commenced leases, calculated by dividing the product of (i) monthly base rental payments (defined as cash base rents (before abatements)) for the month ended June 30, 2014, and (ii) 12, by (iii) the leased square footage. Base rents do not include tenant reimbursements.

(5)
Recovery structure refers to the method of recovering property operating expenses under each of the referenced leases, as follows: (a) "NNN" refers to the tenant's obligation to bear its ratable share of all property operating expenses based on the relative square footage of the lease; (b) "FSG" refers to the tenant's obligation to bear its ratable share of increases in all property operating expenses above the amount of property operating expenses in the tenants respective base year; (c) "MG1" refers to the tenant's obligation to bear its ratable share of increases in all property operating expenses above the amount of property operating expenses in the tenants respective base year, with the exception of those operating expenses for taxes and operating grounds; (d) "MG2" refers to the tenant's obligation to bear its ratable share of increases in all property operating expenses above the amount of property operating expenses in the tenants respective base year, with the exception of those operating expenses for janitorial and electricity that are borne by the tenant on a direct basis; and (e) “MG3” refers to the tenant’s obligation to bear its ratable share of increases in all property operating expenses above the amount of property operating expenses in the tenants respective base year, with the exception of those operating expenses for electricity that are borne by the tenant on a direct basis.

(6)	Calculated by dividing the product of (i) base rental payments (defined as cash base rents (before abatements)) for the month of the expiration date, and (ii) 12, by (iii) the leased square footage.

(7)	Based on the weighted average base rents and expiration dates of multiple expiring leases.

Hudson Pacific Properties, Inc.
Second Quarter 2014 Supplemental Operating and Financial Data

OFFICE PORTFOLIO COMMENCED LEASES WITH NON-RECURRING ABATEMENTS
	New/Renewal Lease Terms									Expiring Lease Terms
Property	SF(1)	Lease Start Date	Free Rent Period(3)	Rent Start Date	Starting Base Rents(4)	New Lease Recovery Structure(5)	Term In Months	Lease Expiration Date	TI + LC	Square Footage Subject to Backfill	Expiring Base Rents(6)	Estimated Expiring Lease Expiration Date(2)	Expiring Lease Recovery Structure(5)
Same Store Office
Rincon Center	93,028	11/1/2013	9	8/1/2014	$44.00	MG3	180	10/31/2028	$83.56	71,931	$38.50	8/31/2013	FSG
Rincon Center	59,689	5/1/2014	9	2/1/2015	$45.00	MG3	156	4/30/2027	$83.56	37,230	$38.50	8/31/2013	FSG
1455 Market	81,354	3/10/2014	6	9/10/2014	$31.00	MG2	115	9/27/2023	$79.00	84,802	$21.22	12/31/2013	NNN
1455 Market	47,099	3/15/2014	7	10/15/2014	$30.00	MG2	115	9/27/2023	$79.00	48,532	$21.22	12/31/2013	NNN
______________________________

(1)
Square footage for office properties has been determined by management based upon estimated leasable square feet, which may be less or more than the Building Owners and Managers Association, or BOMA, rentable area. Square footage may change over time due to remeasurement or releasing.

(2)	Represents management's estimate for each date based on lease terms and estimates for decommissioning space and constructing tenant improvements, as applicable.

(3)	Free Rent is defined as the number of partial or full months tenant is not obligated to pay base rent payments. Free Rent can be applied (i) over the term of the lease, or (ii) at lease commencement.

(4)
Stated per leased square foot. For uncommenced leases, calculated by dividing the product of (i) monthly base rental payments (defined as cash base rents (before abatements)) as of the lease commencement date, and (ii) 12, by (iii) the leased square footage. For commenced leases, calculated by dividing the product of (i) monthly base rental payments (defined as cash base rents (before abatements)) for the month ended June 30, 2014, and (ii) 12, by (iii) the leased square footage. Base rents do not include tenant reimbursements.

(5)
Recovery structure refers to the method of recovering property operating expenses under each of the referenced leases, as follows: (a) "NNN" refers to the tenant's obligation to bear its ratable share of all property operating expenses based on the relative square footage of the lease; (b) "FSG" refers to the tenant's obligation to bear its ratable share of increases in all property operating expenses above the amount of property operating expenses in the tenants respective base year; (c) "MG1" refers to the tenant's obligation to bear its ratable share of increases in all property operating expenses above the amount of property operating expenses in the tenants respective base year, with the exception of those operating expenses for taxes and operating grounds; (d) "MG2" refers to the tenant's obligation to bear its ratable share of increases in all property operating expenses above the amount of property operating expenses in the tenants respective base year, with the exception of those operating expenses for janitorial and electricity that are borne by the tenant on a direct basis; and (e) “MG3” refers to the tenant’s obligation to bear its ratable share of increases in all property operating expenses above the amount of property operating expenses in the tenants respective base year, with the exception of those operating expenses for electricity that are borne by the tenant on a direct basis.

(6)	Calculated by dividing the product of (i) base rental payments (defined as cash base rents (before abatements)) for the month of the expiration date, and (ii) 12, by (iii) the leased square footage.

(7)	Based on the weighted average base rents and expiration dates of multiple expiring leases.

Hudson Pacific Properties, Inc.
Second Quarter 2014 Supplemental Operating and Financial Data

QUARTERLY OFFICE LEASE EXPIRATIONS — NEXT EIGHT QUARTERS

	Q3 2014(1)			Q4 2014			Q1 2015		Q2 2015		Q3 2015			Q4 2015		Q1 2016		Q2 2016
Location	Expiring SF	Rent/sf(2)		Expiring SF	Rent/sf(2)		Expiring SF	Rent/sf(2)	Expiring SF	Rent/sf(2)	Expiring SF	Rent/sf(2)		Expiring SF	Rent/sf(2)	Expiring SF	Rent/sf(2)	Expiring SF	Rent/sf(2)
SAME-STORE
San Francisco
Rincon Center	15,559	$41.09	(3)	2,130	$23.00		—	$—	6,292	$21.40	8,382	$46.12	(4)	1,259	$30.00	3,332	$35.00	13,651	$32.27
1455 Market	1,511	32.07		97,190	11.34	(5)	—	—	—	—	—	—		114,322	9.09	—	—	875	42.17
875 Howard	—	—		—	—		—	—	—	—	—	—		—	—	—	—	—	—
222 Kearny	—	—		1,271	38.00		—	—	13,180	34.94	26,947	40.34		—	—	—	—	26,257	28.61
625 Second	—	—		—	—		35,151	41.50	—	—	—	—		—	—	—	—	6,834	44.29
Subtotal	17,070	$40.29		100,591	$11.93		35,151	$41.50	19,472	$30.56	35,329	$41.71		115,581	$9.31	3,332	$35.00	47,617	$32.16
Los Angeles
First Financial	908	$25.34		—	$—		—	$—	7,079	$31.54	772	$32.52		—	$—	—	$—	15,838	$31.20
Technicolor	—	—		—	—		—	—	—	—	—	—		—	—	—	—	—	—
Del Amo Office	—	—		—	—		—	—	—	—	—	—		—	—	—	—	—	—
9300 Wilshire	1,509	32.35		—	—		7,917	39.28	—	—	5,655	42.60		10,013	40.32	4,364	42.62	2,731	45.89
10950 Washington	—	—		—	—		—	—	—	—	—	—		—	—	—	—	30,300	28.04
604 Arizona	—	—		—	—		—	—	—	—	—	—		—	—	—	—	—	—
6922 Hollywood	330	18.73		4,684	74.37		—	—	—	—	—	—		—	—	12,820	39.36	28,440	39.34
10900 Washington	—	—		—	—		—	—	—	—	—	—		—	—	—	—	—	—
Pinnacle I	—	—		46,071	43.33		—	—	—	—	—	—		—	—	—	—	—	—
Subtotal	2,747	$28.40		50,755	$46.19		7,917	$39.28	7,079	$31.54	6,427	$41.38		10,013	$40.32	17,184	$40.19	77,309	$33.47
NON-SAME-STORE
Seattle
Met Park North	—	$—		—	$—		—	$—	—	$—	—	$—		—	$—	—	$—	—	$—
Merrill Place	10,140	32.00		1,033	26.60		—	—	—	—	5,203	25.39		26,001	23.69	—	—	—	—
Subtotal	10,140	$32.00		1,033	$26.60		—	$—	—	$—	5,203	$25.39		26,001	$23.69	—	$—	—	$—
San Francisco
275 Brannan	—	$—		—	$—		—	$—	—	$—	—	$—		—	$—	—	$—	—	$—
Subtotal	—	$—		—	$—		—	$—	—	$—	—	$—		—	$—	—	$—	—	$—
Los Angeles
Pinnacle II	—	$—		—	$—		—	$—	—	$—	—	$—		—	$—	—	$—	—	$—
Subtotal	—	$—		—	$—		—	$—	—	$—	—	$—		—	$—	—	$—	—	$—

See footnotes on next page.

Hudson Pacific Properties, Inc.
Second Quarter 2014 Supplemental Operating and Financial Data

QUARTERLY OFFICE LEASE EXPIRATIONS — NEXT EIGHT QUARTERS

	Q3 2014(1)		Q4 2014		Q1 2015		Q2 2015		Q3 2015		Q4 2015		Q1 2016		Q2 2016
Location	Expiring SF	Rent/sf(2)	Expiring SF	Rent/sf(2)	Expiring SF	Rent/sf(2)	Expiring SF	Rent/sf(2)	Expiring SF	Rent/sf(2)	Expiring SF	Rent/sf(2)	Expiring SF	Rent/sf(2)	Expiring SF	Rent/sf(2)
DEVELOPMENT/REDEVELOPMENT
Los Angeles
Element LA	—	$—	—	$—	—	$—	—	$—	—	$—	—	$—	—	$—	—	$—
3401 Exposition	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
1861 Bundy	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
3402 Pico	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Subtotal	—	$—	—	$—	—	$—	—	$—	—	$—	—	$—	—	$—	—	$—
LEASE-UP ASSETS
Seattle
First & King	1,334	$4.50	—	$—	—	$—	—	$—	7,524	$27.00	—	$—	11,442	$20.16	—	$—
Northview	—	—	1,722	18.50	—	—	—	—	—	—	—	—	3,096	19.00	59,022	18.12
Subtotal	1,334	$4.50	1,722	$18.50	—	$—	—	$—	7,524	$27.00	—	$—	14,538	$19.91	59,022	$18.12
San Francisco
901 Market	3,359	$20.43	—	$—	—	$—	—	$—	—	$—	—	$—	—	$—	—	$—
Subtotal	3,359	$20.43	—	$—	—	$—	—	$—	—	$—	—	$—	—	$—	—	$—
HELD-FOR-SALE
San Diego
Tierrasanta	—	$—	—	$—	—	$—	—	$—	5,903	$12.36	—	$—	—	$—	8,690	$11.84
Subtotal	—	$—	—	$—	—	$—	—	$—	5,903	$12.36	—	$—	—	$—	8,690	$11.84

Total	34,650	$33.62	154,101	$23.38	43,068	$41.09	26,551	$30.82	60,386	$35.57	151,595	$13.83	35,054	$31.29	192,638	$27.47
______________________

(1)	Q3 2014 expiring square footage does not include square feet that expired on June 30, 2014.

(2)
Rent data for our office properties is presented on an annualized basis without regard to cancellation options (with the exception of the Bank of America lease at our 1455 Market property, which is assumed to exercise all early termination options). Annualized base rent for office properties is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) as of June 30, 2014, by (ii) 12. Annualized base rent does not reflect tenant reimbursements.

(3)	Of the 15,559 square feet expiring in Q3 2014 at Rincon Center, 5,228 square feet has been backfilled.

(4)	Of the 8,382 square feet expiring in Q3 2015 at Rincon Center, 2,868 square feet has been backfilled.

(5)	Of the 97,190 square feet expiring in Q4 2014 at 1455 Market, 91,800 square feet has been backfilled.

Hudson Pacific Properties, Inc.
Second Quarter 2014 Supplemental Operating and Financial Data

OFFICE LEASE EXPIRATIONS — ANNUAL

Year of Lease Expiration	Square Footage of Expiring Leases	Percent of Office Portfolio Square Feet	Annualized Base Rent(1)	Percentage of Office Portfolio Annualized Base Rent	Annualized Base Rent Per Square Foot(2)	Annualized Base Rent Per Square Foot at Expiration(3)
Available	373,509	6.8%	$—			$—
2014	194,187	3.5	4,955,610	2.9	25.52	26.17
2015	281,600	5.1	6,832,293	3.9	24.26	25.00
2016	422,087	7.6	13,676,780	7.9	32.40	33.82
2017	731,082	13.2	23,983,865	13.8	32.81	33.78
2018	359,288	6.5	9,511,625	5.5	26.47	29.21
2019	597,233	10.8	20,759,874	12.0	34.76	38.77
2020	387,488	7.0	14,752,775	8.5	38.07	45.16
2021	414,183	7.5	13,147,111	7.6	31.74	36.81
2022	18,906	0.3	626,875	0.4	33.16	41.19
2023	817,759	14.8	22,690,166	13.1	27.75	35.75
Thereafter	342,614	6.2	14,745,269	8.5	43.04	55.79
Building management use	23,452	0.4	—	—	—	—
Signed leases not commenced(4)	570,268	10.3	27,746,281	16.0	48.65	69.80
Total/Weighted Average	5,533,656	100.0%	$173,428,524	100.0%	$33.61	$40.00
______________________________

(1)
Rent data for our office properties is presented on an annualized basis without regard to cancellation options (with the exception of the Bank of America lease at our 1455 Market property, which is assumed to exercise all early termination options). Annualized base rent for office properties is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) as of June 30, 2014, by (ii) 12. Annualized base rent does not reflect tenant reimbursements.

(2)
Annualized base rent per square foot for all lease expiration years is calculated as (i) base rental payments (defined as cash base rents (before abatements)) under commenced leases, divided by (ii) square footage under commenced leases as of June 30, 2014.

(3)
Annualized base rent per square foot at expiration for all lease expiration years use is calculated as (i) base rental payments (defined as cash base rents (before abatements)) under commenced leases, divided by (ii) square footage under commenced lease as of June 30, 2014.

(4)
Annualized base rent per leased square foot and annualized best rent per square foot at expiration for signed leases not commenced, reflects uncommenced leases and is calculated as (i) base rental payments (defined as cash base rents (before abatements)) under uncommenced leases for vacant space as of June 30, 2014, divided by (ii) square footage under uncommenced leases as of June 30, 2014.

Hudson Pacific Properties, Inc.
Second Quarter 2014 Supplemental Operating and Financial Data

FIFTEEN LARGEST OFFICE TENANTS

Tenant	Property	Number of Leases	Number of Properties	Lease Expiration	Total Leased Square Feet	Percent of Rentable Square Feet	Annualized Base Rent(1)	Percent of Annualized Base Rent
Square(2)	1455 Market	1	1	9/27/2023	331,059	6.0%	$10,175,995	7.0%
Warner Bros. Entertainment	Pinnacle II	1	1	12/31/2021	230,000	4.2	8,789,091	6.0
Warner Music Group	Pinnacle I	1	1	12/31/2019	195,166	3.5	8,038,801	5.5
EMC Corporation(3)	Various	2	2	Various	294,756	5.3	7,104,220	4.9
Salesforce.com(4)	Rincon Center	1	1	Various	158,695	2.9	6,898,797	4.7
AIG(5)	Rincon Center	1	1	Various	140,564	2.5	6,183,793	4.2
GSA - U.S. Corps of Engineers(6)	Various	4	3	Various	168,393	3.0	5,351,513	3.7
NFL Enterprises(7)	Various	2	2	6/30/2017	137,305	2.5	4,928,664	3.4
Clear Channel	Pinnacle I	1	1	9/30/2016	107,715	1.9	4,569,640	3.1
Technicolor Creative Services USA, Inc.	Technicolor	1	1	5/31/2020	114,958	2.1	4,549,302	3.1
Amazon	Met Park North	1	1	11/30/2023	139,824	2.5	3,669,637	2.5
Uber Technologies, Inc.(8)	1455 Market	1	1	2/28/2024	90,029	1.6	3,484,601	2.4
Bank of America(9)	1455 Market	1	1	Various	347,821	6.3	3,464,130	2.4
Capital One	First & King	1	1	2/28/2019	133,148	2.4	3,367,424	2.3
Fox Interactive Media, Inc.(10)	625 Second	1	1	Various	69,746	1.3	3,205,814	2.2
TOTAL		20	19		2,659,179	48.0%	$83,781,422	57.4%
______________________________

(1)
Annualized base rent is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) under commenced leases as of June 30, 2014, by (ii) 12. Annualized base rent does not reflect tenant reimbursements.

(2)	Square is expected to take possession of an additional 2,157 square feet toward the beginning of the third quarter of 2014.

(3)
EMC expirations by property and square footage: (1) 66,510 square feet at 875 Howard Street expiring on June 30, 2019; (2) 185,292 square feet at First & King expiring on October 18, 2021; and (3) 42,954 square feet at First & King expiring on December 31, 2023.

(4)
Salesforce.com is expected to take possession of an additional: (1) 76,004 square feet during the third quarter of 2014; (2) 2,868 square feet during the third quarter of 2015; and (3) 4,144 square feet during the second quarter of 2017. Expirations by square footage: (1) 83,016 square feet expiring on July 31, 2025; (2) 59,689 square feet expiring on April 30, 2027; and (3) 93,028 square feet expiring on October, 31, 2028.

(5)	AIG expirations by square footage: (1) 7,964 square feet expiring on August, 31 2014 and (2) 132,600 sf expiring on July 31, 2017.

(6)
GSA expirations by property and square footage: (1) 89,995 square feet at 1455 Market Street expiring on February 19, 2017; (2) 5,906 square feet at 901 Market Street expiring on April 30, 2017; (3) 28,993 square feet at Northview expiring on April 4, 2020; and (4) 43,499 square feet at 901 Market Street expiring on July 31, 2021.

(7)
NFL Enterprises expiration by property and square footage: (1) 127,386 square feet at 10950 Washington expiring on June 30, 2017 and (2) 9,919 square feet at 10900 Washington expiring on June 30, 2017.

(8)
Uber is expected to take possession of an additional: (1) 34,128 square feet during the third quarter of 2014; (2) 4,506 square feet during the fourth quarter of 2014; and (3) 91,800 square feet during the second quarter of 2015.

(9)
The following summarizes Bank of America’s early termination rights by square footage as of June 30, 2014: (1) 95,690 square feet at October 31, 2014; (2) 114,322 square feet at December 31, 2015; and (3) 137,809 square feet at December 31, 2017. Of the 95,690 square feet expiring October 31, 2014, 91,800 square feet will be backfilled by Uber Technologies, Inc. on April 1, 2015.

(10)	Fox Interactive Media, Inc. expirations by square footage: (1) 35,151 square feet early terminating on March 31, 2015 and (2) 34,595 square feet expiring on March 31, 2017.

Hudson Pacific Properties, Inc.
Second Quarter 2014 Supplemental Operating and Financial Data

OFFICE PORTFOLIO DIVERSIFICATION

	Total	Annualized Rent as
Industry	Square Feet(1)	of Percent of Total
Business Services	97,707	1.7%
Educational	159,815	3.8
Financial Services	644,924	7.9
Insurance	148,964	4.4
Legal	81,413	2.1
Media & Entertainment	1,010,142	26.9
Other	140,166	2.0
Real Estate	63,201	1.6
Retail	504,575	10.1
Technology	1,297,121	30.0
Advertising	113,000	2.1
Government	283,612	6.4
Healthcare	45,239	1.0
TOTAL	4,589,879	100.0%
______________________________

(1)	Does not include signed leases not commenced.

Hudson Pacific Properties, Inc.
Second Quarter 2014 Supplemental Operating and Financial Data

DEFINITIONS

Funds From Operations (FFO): We calculate funds from operations before non-controlling interest (FFO) in accordance with the standards established by the National Association of Real Estate Investment Trusts (NAREIT). FFO represents net income (loss), computed in accordance with accounting principles generally accepted in the United States of America (GAAP), excluding gains (or losses) from sales of depreciable operating property, real estate depreciation and amortization (excluding amortization of above (below) market rents for acquisition properties and amortization of deferred financing costs and debt discounts) and after adjustments for unconsolidated partnerships and joint ventures. We use FFO as a supplemental performance measure because, in excluding real estate depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs.

We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that results from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to such other REITs’ FFO. Accordingly, FFO should be considered only as a supplement to net income as a measure of our performance. FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends. FFO should not be used as a supplement to or substitute for cash flow from operating activities computed in accordance with GAAP.

Adjusted Funds From Operations (AFFO): Adjusted Funds From Operations (AFFO) is a non-GAAP financial measure we believe is a useful supplemental measure of our performance. We compute AFFO by adding to FFO the non-cash compensation expense and amortization of deferred financing costs, and subtracting recurring capital expenditures, tenant improvements and leasing commissions (excluding pre-existing obligations on contributed or acquired properties funded with amounts received in settlement of prorations), and eliminating the net effect of straight-line rents, amortization of lease buy-out costs, and amortization of above/below market lease intangible assets and liabilities and amortization of loan discounts/premium. We also add to FFO the difference between rental revenue recognize in accordance with accounting principles generally accepted in the United States (GAAP) based on the amortization of the prepaid rent liability relating to the KTLA lease at our Sunset Bronson property compared to scheduled cash rents received in connection with such prepayment. AFFO is not intended to represent cash flow for the period. We believe that AFFO provides useful information to the investment community about our financial position as compared to other REITs since AFFO is a widely reported measure used by other REITs. However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REITs.

Net Operating Income (NOI): We evaluate performance based upon property net operating income (“NOI”) from continuing operations. NOI is not a measure of operating results or cash flows from operating activities as measured by GAAP and should not be considered an alternative to income from continuing operations, as an indication of our performance, or as an alternative to cash flows as a measure of liquidity, or our ability to make distributions. All companies may not calculate NOI in the same manner. We consider NOI to be a useful performance measure to investors and management, because when compared across periods, NOI reflects the revenues and expenses directly associated with owning and operating the Company’s properties and the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing a perspective not immediately apparent from income from continuing operations. We define NOI as operating revenues (including rental revenues, other property-related revenue, tenant recoveries and other operating revenues), less property-level operating expenses (which includes external management fees, if any, and property-level general and administrative expenses). NOI excludes corporate general and administrative expenses, depreciation and amortization, impairments, gain/loss on sale of real estate, interest expense, acquisition-related expenses and other non-operating items. NOI on a cash basis is NOI on a GAAP basis, adjusted to exclude the effect of straight-line rent and adjustments required by GAAP. We believe that NOI on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent and other non-cash adjustments to revenue and expenses.